Exhibit 99.1

AK Environmental, LLC

Financial Report

December 31, 2013

Contents

Independent Auditor's Report	1 - 2

Financial Statements

Balance sheet	3

Statement of income	4

Statement of changes in members' equity	5

Statement in cash flows	6

Notes to Financial Statements	7 - 11

Independent Auditor’s Report

NV5 Holdings, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

Report on the Financial Statements

We have audited the accompanying financial statements of AK Environmental, LLC (the “Company”) which comprise the balance sheet as of December 31, 2013 and the related statements of income, changes in members’ equity and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AK Environmental, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company’s members sold 100% of their membership interest subsequent to December 31, 2013. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Raleigh, North Carolina

June 3, 2014

AK Environmental, LLC

Balance Sheet

December 31, 2013

2013
Assets
Current Assets
Cash	$15,724
Trade receivables:
Billed services	2,117,302
Unbilled services	348,181
Prepaid expenses	40,013
Total current assets	2,521,220

Property and equipment, net	106,444
Other assets	6,027
Total assets	$2,633,691

Liabilities and Members' Equity
Current Liabilities
Line of credit	$-
Accounts payable	116,798
Accrued liabilities:
Salaries and wages	285,645
Sub-consultant services	48,797
Other	23,878
Total liabilities	475,118

Commitment and Contingencies (Notes 4 and 6)

Members' Equity	2,158,573
Total liabilities and members' equity	$2,633,691

See Notes to Financial Statements.

AK Environmental, LLC

Statement of Income

Year Ended December 31, 2013

2013
Gross Revenues
Consulting revenue	$17,500,567
Reimbursable expenses	6,504,441
24,005,008
Direct Costs (excluding depreciation)
Salaries and wages	12,448,594
Reimbursable expenses	6,067,628
Sub-consultant services	503,907
19,020,129
Gross profit	4,984,879

Operating Expenses
Salaries and wages, payroll taxes and benefits	3,339,350
General and administrative	585,368
Facilities and facilities related	106,127
Depreciation	57,912
4,088,757
Operating income	896,122

Other income (expenses)
Other income	1,815
Interest expense	(43,155)
(41,340)

Net income	$854,782

See Notes to Financial Statements.

AK Environmental, LLC

Statement of Changes in Members' Equity

Year Ended December 31, 2013

	Contributed	Retained	Total
	Capital	Earnings	Members' Equity
Balance, January 1, 2013	$6,600	$1,822,600	$1,829,200
Net income	-	854,782	854,782
Distributions	-	(525,409)	(525,409)
Balance, December 31, 2013	$6,600	$2,151,973	$2,158,573

See Notes to Financial Statements.

AK Environmental, LLC

Statement of Cash Flows

Year Ended December 31, 2013

2013
Cash Flows From Operating Activities
Net income	$854,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	57,912
Changes in assets and liabilities:
(Increase) decrease in:
Billed services	490,335
Unbilled services	470,591
Prepaid expenses	(25,982)
Other assets	9,104
Decrease in:
Accounts payable	(194,772)
Accrued liabilities	(68,226)
Net cash provided by operating activities	1,593,744

Cash Flows From Investing Activities
Purchases of property and equipment	(61,850)
Net cash used in investing activates	(61,850)

Cash Flows From Financing Activities
Borrowings from line of credit	18,747,611
Payments on line of credit	(19,738,372)
Members' distributions	(525,409)
Net cash used in financing activities	(1,516,170)

Net increase in cash	15,724

Cash:
Beginning	-
Ending	$15,724

Supplemental Disclosures of Cash Flow Information
Interest Paid	$44,672

See Notes to Financial Statements.

AK Environmental, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: AK Environmental, LLC (the Company) is a natural gas pipeline inspection, construction management and environmental consulting firm, primarily servicing the Northeast, Mid-Atlantic and Southeast United States.  The Company was organized on March 20, 2002 when the Company’s two owners (the Members) contributed capital amounts of $4,000 and $2,600 in exchange for an equity interest of 60% and 40%, respectively. The Company shall not be dissolved until January 1, 2032, unless it is dissolved earlier in accordance with its operating agreement.  On March 21, 2014, the Company’s members sold 100% of their membership interest to NV5 Holdings, Inc. (see Note 7).

A summary of significant accounting policies follows:

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

Cash: The Company maintains its cash balance with one financial institution and utilizes a sweep arrangement. Under this arrangement, available cash balances are applied against and overdrafts are drawn from the Company’s lines of credit. At times, the Company maintains deposits in excess of federal depository insurance limits. The company has not experienced any losses and does not believe such amounts represent significant credit risk.

Revenue recognition: The Company provides its services under time and materials contracts. Customers are billed based on hourly rates in accordance with the terms of the individual job contracts and revenue is recognized as applicable based upon time and materials costs actually incurred. Contract costs include all direct labor, consultant costs and direct expenses, and those indirect costs related to the specific performance of the contract. Contract costs are presented in the Company’s statement of income as salaries and wages and sub-consultant services.

The Company records expenses reimbursed by customers as revenues in accordance with FASB ASC 605, Revenue Recognition, which requires reimbursed costs to be included in gross revenues.

Trade receivable: Receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding invoices. Management determines the necessity of an allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Receivables are written off when deemed uncollectible. The Company does not charge interest on past due accounts. The Company does not believe it is necessary to record any provision for an allowance for doubtful accounts at December 31, 2013.

Unbilled services on the balance sheet represent revenues recognized in the statement of income for services performed for the year ending December 31, 2013, which were not billed until subsequent to year end.

Property and equipment: Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated lives of the individual assets, which range from three to ten years.

When property and equipment is retired or sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Maintenance and repairs are charged to expense as incurred and major replacements and betterments are capitalized.

AK Environmental, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Impairment of long-lived assets: The Company reviews its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the probability that future estimated undiscounted net cash flows will be less than the carrying amount of the assets. If such estimated cash flows are less than the carrying amount of the long-lived assets, then such assets are written down to their fair value. No impairment losses were recognized during the year ended December 31, 2013. The Company's estimates of anticipated cash flows and the remaining estimated useful lives of long-lived assets could be reduced in the future. As a result, the carrying amount of long-lived assets could be reduced in the future.

Guaranteed payments to members: Guaranteed payments to Members are designed to represent reasonable compensation for employee services rendered and are included within salaries and wages in operating expenses on the Company’s statement of income.

Advertising: Advertising costs are expensed as incurred. Advertising expense totaled $18,959 for the year ended December 31, 2013.

Fair value of financial instruments: Financial instruments included cash, trade receivables, accounts payable, accrued liabilities, and line of credit. Due to the short term or variable rate nature of these instruments, carrying value also approximates fair value.

Income tax status: The Company is organized as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, the Company’s earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Income or loss allocated to the Company’s Members for income tax reporting purposes differs from the Company’s income or loss for financial reporting purposes as a result of permanent and temporary differences in the recognition of certain revenue and expense items.

The Financial Accounting Standards Board has issued guidance on accounting for uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

AK Environmental, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Allocation of distributions: All profits, losses, gains or losses on a sale or liquidation and other distributions are allocated to the members pursuant to the Operating Agreement of AK Environmental, LLC (the “Agreement”). Pursuant to the Agreement, net profits and net losses are allocated to the members pro rata in proportion to their membership interest. Pursuant to the Agreement, any gain recognized by the Company in connection with a Capital Transaction, as defined in the Agreement, or upon the liquidation or termination of the Company, after giving effect to all events occurring prior to such sale or other disposition, or liquidation and termination, and the allocation of net profits and net losses arising as a result of such events, shall be allocated as follows: a) first, to eliminate any deficit in the members’ capital accounts in proportion to such deficit capital accounts; b) second, to the members in proportion to the difference between each member’s net capital contribution and his/ her positive capital account balance until each member has been allocated an amounts equal to the excess, if any, of his/ her net capital contribution over his/ her positive capital account balance, and; c) third, to be allocated among the members pro rata in proportion to their respective membership interests. Pursuant to the Agreement, any loss recognized by the Company in connection with a Capital Transaction, as defined in the Agreement, or upon the liquidation or termination of the Company, after giving effect to all events occurring prior to such sale or other disposition, or liquidation and termination, and the allocation of net profits and net losses arising as a result of such events, shall be allocated among the members pro rata in proportion to their respective membership interests. Pursuant to the Agreement, net cash from operations, if any, shall be distributed at such times as the majority of the members may determine from time to time, pro rata in accordance with the membership interest. However, the Company will make a distribution of cash from net cash from operations to the members, pro rata in accordance with the membership interest, no less than annually, in an amount at least equal to the federal and state and local income taxes associated with the earnings of the Company to be reported by each member on each member’s respective tax returns, at the then highest tax rate in effect.

Subsequent Events: The Company has evaluated subsequent events through June 3, 2014, which represents the date the financial statements were available to be issued.

Note 2.	Property and Equipment

Property and equipment at December 31, 2013 is as follows:

	Range of Lives
	in Years	2013
Furniture and fixtures	7	$15,654
Equipment	3 - 10	303,935
Software	3	22,427
		342,016
Less accumulated depreciation		(235,572)
		$106,444

Depreciation expense for the year ended December 31, 2013 was $57,912.

AK Environmental, LLC

Notes to Financial Statements

Note 3.	Major Customers

A major customer is defined as a customer to whom revenue exceeded 10% of the total revenues for the year. For the year ended December 31, 2013, the Company had the following major customers:

		Percentage	Trade Receivables	Percentage
		of	at December 31,	of Trade
	Revenues	Revenues	2013	Receivables
Customer 1	$10,588,831	44.1%	$1,021,732	41.4%
Customer 2	7,827,004	32.6	376,968	15.3
	$18,415,835	76.7%	$1,398,700	56.7%

Note 4.	Line of Credit

The Company maintains a revolving line of credit agreement with a bank with a total maximum principal amount of $3,500,000 with certain borrowing limitations with a maturity date of June 10, 2014. Availability is based on 85% of eligible accounts receivable. At December 31, 2013, the available borrowings under the terms of the revolving line of credit were approximately $1,700,000 of which $0 was outstanding. Interest is paid monthly at the prime rate plus 0.25% (3.5% as of December 31, 2013). The line of credit is collateralized by all assets of the Company and requires the Company to meet certain financial covenants. The line of credit is guaranteed by the Company’s Members. The line of credit was repaid in full and cancelled, and the guarantees of the Members’ were also cancelled in connection with the sale of the Company (See Note 7).

Note 5.	Retirement Plan

The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation to the plan. Such deferrals accumulate on a tax deferred basis until the employee withdraws the funds. The Company makes matching contributions equal to 100% of the first 4% of employee contributions. The total expense recorded for the Company’s match was $273,213 for year ended December 31, 2013. The Company may also make non-elective contributions to the plan at the discretion of the Company. For the year ended December 31, 2013, the Company did not elect to make a non-elective discretionary contribution.

Note 6.	Commitments and Contingencies

Lease commitments: The Company leases office space with original terms of two to four years that expire on various dates through 2017. Future minimum payments under noncancellable operating lease agreements for years subsequent to December 31, 2013 are as follows:

Year	Amount
2014	$69,800
2015	69,486
2016	40,926
2017	8,752
$188,964

Total rent expense charged to operations was $113,886 during the year ended December 31, 2013.

Legal proceedings: The Company is involved in various legal matters in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the Company’s financial position or results of operations.

AK Environmental, LLC

Notes to Financial Statements

Note 7.	Subsequent Event

On March 21, 2014, the Company’s members sold 100% of their membership interest to NV5 Holdings, Inc. The purchase price was approximately $7.0 million and included a cash payment at closing, notes payable and NV5 Holdings, Inc. common stock.